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                   SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)


                                 July 29, 1999

CERTIFICATE NUMBER                                                     SHARES

   _____________                                                    ____________

                                ZLand.com, Inc.
                             A Delaware Corporation


THIS CERTIFIES THAT *BLANK* IS THE REGISTERED HOLDER OF __________ SHARES OF THE COMMON STOCK OF

                                ZLand.com, Inc.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ONLY ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.
      This certificate and the shares represented thereby shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Certificate of Incorporation and Bylaws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
      Any stockholder may obtain from the principal office of the Corporation, upon request and without charge, a statement of the number of shares constituting each class or series of Stock and the designation thereof; a copy of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of stock and upon the holders thereof by said Certificate of Incorporation and the Bylaws.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:  March 31, 2000.


__________________________________            __________________________________
Gregg A. Amber, Secretary                     John W. Veenstra, CEO

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FOR VALUE RECEIVED, I DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO ________________
____________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND
DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _________________________________, AS ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ______________, ______                  __________________________________
                                                         (Shareholder)

In the presence of


__________________________________            __________________________________
             (Witness)                                   (Shareholder)

      NOTICE: THE SIGNATURE PAGES OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS QUALIFIED AND REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A REPURCHASE OPTION HELD BY ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.